SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
On June 7, 2017, Cedar Fair, L.P. (the "Company") held its annual meeting of unitholders (the "2017 Annual Meeting") at the InterContinental Hotel - Kansas City - At the Plaza, 401 Ward Parkway in Kansas City, Missouri to consider and vote upon four proposals submitted by the Board of Directors of Cedar Fair Management, Inc., the general partner of the Company.
The final voting results, which were certified by the inspector of election at the 2017 Annual Meeting, were as follows (56,235,646 units outstanding and entitled to vote as of the record date of the 2017 Annual Meeting):

1.	To elect Gina D. France, Matt Ouimet, and Tom Klein as Class III Directors of the general partner for a three-year term expiring in 2020.

Gina D. France
For	Withhold	Broker Non-Votes
32,969,900	287,008	22,978,738

Matt Ouimet
For	Withhold	Broker Non-Votes
32,987,720	269,188	22,978,738

Tom Klein
For	Withhold	Broker Non-Votes
32,986,151	270,757	22,978,738

2.	To confirm the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
47,506,344	1,745,529	216,297	6,767,476

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
31,348,080	1,235,806	673,011	22,978,749

4.	To approve, on an advisory basis, the frequency of unitholder advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
31,510,223	612,391	834,494	299,401	22,979,137

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Brian C. Witherow
Brian C. Witherow Executive Vice President and Chief Financial Officer

Date: June 7, 2017